Greenhill & Co., LLC
300 Park Avenue
New York, NY 10022
(212) 389-1500
(212) 389-1700 Fax
Greenhill

October 24, 2016

Ms. Patricia Moran

Dear Pat,
This letter agreement (the “Letter Agreement”) will confirm the terms of the termination of your employment with Greenhill & Co., Inc. (“Greenhill”) (Greenhill and its affiliates, all their direct and indirect subsidiaries, and all their successors, past, current or future shareholders, directors, Managing Directors, Directors, officers, and employees, and anyone else connected with them is “us”, “we” or the “Company”). For purposes of this Letter Agreement, “you” shall include your heirs, executors, administrators, attorneys, representatives, successors and assigns.

1.
You have elected to resign your position of Chief Legal Officer, Secretary and Managing Director of Greenhill effective as of October 24, 2016. You agree to resign from any director or officer roles you hold with any Greenhill affiliate and to sign any documents necessary to effectuate same. You and we have agreed that you will continue to be employed as a Senior Advisor at your current base compensation rate until April 30, 2017 (or, upon written notice by you to the Company, such earlier date as you propose) (the “Separation Date”), when your employment with the Company will cease. You agree that, until the Separation Date, you will no longer have any day to day responsibilities; however, you will continue to reasonably assist in transitioning your responsibilities to such other Greenhill employees as appropriate. Notwithstanding the foregoing, you will vacate your office by October 31, 2016, and the Company will pack and ship to you with reasonable care your artwork, rug and other personal items in your office. We will continue to provide you access to your Greenhill e-mail account (including, without limitation, through your mobile device(s)) and your voicemail until the Separation Date. In addition, you will be permitted access to your computer for the purpose of making copies of any personal files stored therein and your electronic address book. You acknowledge that, until the Separation Date, you will continue to comply with Company policies (including its insider trading policy).

2.
Effective on the Separation Date, except as set forth herein, you will not be entitled to any further salary or other compensation from the Company and you will cease to be a participant in any of the Company’s benefit plans. If you are currently covered under the Company’s medical insurance plan, you will be receiving additional information from the Company concerning your ability to elect coverage continuation and the associated cost pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). You shall have 60 days from the Separation Date to make that election. If you are a participant in the Company’s

401(k) plan, you will be informed by the Company of the details relating to your benefits thereunder.

3.
Subject to your compliance with the terms of this Letter Agreement, the Company will provide you with a discretionary performance bonus in a lump sum cash payment of $1,000,000 less any required deductions, payable at the time that performance bonuses for 2016 are normally paid to employees of the Company (which is expected to be on or before February 28, 2017).

4.
In addition to the foregoing, within twenty-one (21) days of the Separation Date, you agree to execute and deliver to the Company a waiver and release of claims (the “Release”) in the form attached as Exhibit A hereto, provided that the Company has made all payments and provided all benefits or other consideration set forth in this Letter Agreement. As consideration for your execution of the Release and this Letter Agreement, the Company will provide you a final cash separation payment of $1,250,000, less any required deductions payable within fifteen (15) days of the Effective Date of the Release.

5.
You acknowledge and agree that the payments and benefits described in Paragraphs 1, 2, 3 and 4 above exceed the payments and benefits you are otherwise entitled to receive under the terms of any existing contract. You also acknowledge and agree that your entitlement to the payments and benefits described above are contingent upon your signing and returning of this Letter Agreement on or before the date stated below and the Letter Agreement becoming effective in accordance with Paragraph 22 below. Failure to sign and return this Letter Agreement will cause this offer to expire and you understand and agree that you will not be entitled to the benefits described herein.

6.
You acknowledge that, other than the payments and benefits described in this Letter Agreement, you are not due and will not receive: (i) any additional salary, compensation, benefits and/or other remuneration; (ii) any additional performance bonus in cash or restricted stock units for fiscal years 2015, 2016, 2017 or any subsequent year; or (iii) any additional severance.

7.
Consistent with the terms of the awards granted under our Equity Incentive Plan, you shall receive your awards scheduled to vest in January 2017 (7,395 RSUs) and February 9, 2017 (2,581 RSUs) and all other unvested restricted stock unit awards previously granted to you will be forfeited by you and cancelled by the Company as of the Separation Date. You also shall be entitled to receive dividend equivalent payments on unvested RSUs in respect of all dividends paid by the Company having a record date on or prior to the Separation Date. Further, pursuant to our Equity Incentive Plan any dividend equivalent cash payments made with respect to the Unvested Dividend Portion of any forfeited shares are required to be repaid to the Company by you promptly following your termination of employment. Notwithstanding the terms of the Equity Incentive Plan, the Company agrees that it will not reclaim any of the dividend equivalent cash payments (estimated by the Company to be approximately $60,000), which would otherwise be due from you as a result of the forfeited awards at the Separation Date.

8.
You will not disclose, or use for your benefit or the benefit of any other person or entity, any information you obtained in connection with your employment, which is confidential or proprietary to the Company; the Company acknowledges that material already in the public domain is not confidential or proprietary. Confidential or proprietary information includes, without limitation, the Company’s client and investor lists; its trade secrets; any confidential information about or provided by any client or prospective or former client of the Company; information concerning the Company’s or any client’s or customer’s business or financial affairs, including its financial books and records, commitments, procedures, plans and prospects, financial products developed by it, its securities positions, trading strategies, and current or prospective transactions or business, employee compensation, any “inside information,” and any other information that has been developed by or for the benefit of the Company, regardless of how such information is kept whether in hard copy or electronic form. You acknowledge that, notwithstanding the termination of your employment with the Company, you have ongoing confidentiality duties under the New York Rules of Professional Conduct with respect to information you learned during or relating to your representation of the Company, and you agree to abide by those obligations.

In addition, except as disclosed by the Company in its public filings or disclosures, you will not disclose the terms of this Letter Agreement other than to your immediate family, spouse, domestic partner, attorney, financial advisor, accountant or other professional advisor, provided all such individuals are informed of this Section and agree to be bound by it, or as necessary to enforce your rights under this Letter Agreement. However, nothing set forth in this Paragraph 8 shall be interpreted to prohibit or restrict you from, without prior notice to the Company, initiating communications directly with or responding to any inquiry from or providing testimony before the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Financial Industry Regulatory Authority, and other self-regulatory organization, any other federal or state regulatory authority, or investigatory organization, about this Letter Agreement or its underlying facts and circumstances or any actual or potential violations of laws or regulations or from otherwise making disclosures protected under whistleblower provisions of federal law or regulation or from disclosing information in confidence to an attorney for the purpose of obtaining legal advice.

9.
You acknowledge that, on or before the Separation Date, you will either return, destroy or delete any written or electronic materials, electronic messages or other media, records and documents made by you or coming into your possession during the course of your employment with the Company which contain or refer to any such proprietary or confidential information. In addition, you have delivered to the Company any other Company property in your possession or control, including without limitation, any computer or other equipment provided to you. Nothing in this Section shall prevent you from retaining and utilizing materials already in the public domain, copies of benefits plans and programs in which you retain an interest, desk calendars, or personal office furnishings or such other records and documents as may be approved by the Company.

10.
You agree that you will not defame, criticize or disparage the Company, its current Managing Directors, or its products and services in any medium, and you agree not to make any public statements that are defamatory, critical or disparaging regarding the Company’s business, products or actions, including actions relating to your employment, either orally or in writing (including the posting of any such statement on any website, blog or social media site) without limitation in time. Notwithstanding this obligation, nothing herein will prevent you from making statements as may be required by law or subpoena, however you agree to provide prior notice to the Company consistent with Paragraph 14 below and you shall make such communication only to the extent required by law. For the purposes of this Paragraph, the

“Company” shall mean Greenhill & Co., Inc., its subsidiaries, and the members of its Management Committee and its Board of Directors.
The Company agrees that it will not defame, criticize or disparage you in any medium or to any person (either within or outside the Company) without limitation in time, except as may be required by law or subpoena and in any such case only after giving prior written notice to you of at least two business days and only to the extent required by law.
You agree to direct all requests for references to Greenhill’s Human Resources Manager. If so contacted, he/she will provide your dates of employment and position held, and state that Company policy prohibits providing any other information. You agree to direct any additional requests for references to Scott Bok. If so contacted, Mr. Bok will provide a favorable reference.
We will mutually agree on the form and substance of all written public or internal Company disclosures or other formal written communications regarding your separation.
Notwithstanding the foregoing, nothing set forth in this Paragraph 10 shall be interpreted to prohibit or restrict you or the Company from, without prior notice to the other, initiating communications directly with or responding to any inquiry from or providing testimony before the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Financial Industry Regulatory Authority, and other self-regulatory organization, any other federal or state regulatory authority, or investigatory organization, about this Letter Agreement or its underlying facts and circumstances or any actual or potential violations of laws or regulations or from otherwise making disclosures protected under whistleblower provisions of federal law or regulation or from disclosing information in confidence to an attorney for the purpose of obtaining legal advice.

11.
Without waiver of any other remedies available in law or equity, in the event that the Company determines you have materially breached any of the provisions of Paragraphs 8 through 10 of this Letter Agreement, we will immediately cease the payments provided above. You acknowledge and agree that, in the event of such a breach by you, the Company shall be entitled to appropriate injunctive relief, and other remedies available at law.

12.
In exchange for the payments and benefits set forth above, you release and waive all claims, causes of action or the like that you had, now have or may in the future have against the Company, as defined in ¶10 above, as of the date of your execution of this Letter Agreement whether now known or unknown, in respect to all matters relating to your employment with the Company, separation from employment with the Company, or treatment of you by the Company while in the Company’s employ, including all claims related to severance, notice of termination, the payment of salary and/or incentive performance bonus, commissions or any other compensation (whether pursuant to any employment agreement, compensation, equity, or profit participation plan of whatever kind or description, except as provided in this Letter Agreement, or otherwise), and all claims arising under the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 as amended, the New York State Human Rights Law, the New York Labor Law, the New York City Human Rights Law, federal or state whistleblower laws to the maximum extent permitted by law, or any other federal, state or local statute or ordinance, and you further release and waive any other claim or cause of action recognized in law or equity which you had or now have against the Company arising out of conduct, acts or omissions of the Company occurring as of immediately prior to your execution of the Letter Agreement. Should you institute any cause of action or arbitration with regard to your employment, treatment by the Company during your employment, termination of employment, compensation or incentive performance bonus or any other claim or cause of action against the Company recognized in law or equity arising out of conduct, acts or omissions of the Company occurring as of immediately prior to your execution of this Letter Agreement, in any federal, state or local judicial forum or in an arbitration under any industry regulatory entity or should this release and waiver be unenforceable as a result of any action by you, the Company shall be entitled to cease making any payments and providing any benefits due hereunder and to recover from you the full value of any payments provided to you under Paragraph 4 of this Letter Agreement. By executing this Letter Agreement, you agree that this release shall discharge the Company to the maximum extent permitted by law.
In exchange for the above release, the Company, as defined in ¶10 above, releases and waives all claims, causes of action or the like that it had, now has or may in the future have against you, as of the date of your execution of this Letter Agreement whether now known or unknown, in respect to all matters relating to your employment with the Company, performance of your duties while employed by the Company, or separation from employment with the Company to the fullest extent permitted by law.
Notwithstanding the foregoing, this Letter Agreement does not waive rights or claims that may arise after the date this Letter Agreement is executed by you, including but not limited to rights or claims regarding the enforcement of the terms of this Letter Agreement. In addition, while you understand that this Letter Agreement does not affect your right to file a charge with or participate as a witness in an investigation or proceeding conducted by the EEOC or any similar state or local agency responsible for enforcing equal employment opportunity laws, by accepting the terms provided herein and the consideration provided to you as a result, you give up any right to receive any relief whatsoever, including but not limited to financial benefit or monetary recovery, from any lawsuit or settlement related to such rights and claims as you now give up, whether the lawsuit is filed or the settlement reached by the EEOC, another similar state or local agency responsible for enforcing equal employment opportunity laws, or anyone else.
Notwithstanding the foregoing release, if the Company withholds any payments owed to you pursuant to this Letter Agreement, we agree that any amounts due will be considered wages pursuant to the New York Labor Law and that you shall be entitled to all rights and remedies set forth therein including, but not limited to, those contained within New York Labor Law §198. Before pursuing an action to recover such payments and the attendant remedies available under the New York Labor Law, you will be obligated to provide the Company with 10 days of notice of the missed payment and an opportunity to cure within 3 business days.
Further, nothing set forth in this Paragraph 12 shall be interpreted to prohibit or restrict you or the Company from, without prior notice to the other, initiating communications directly with or responding to any inquiry from or providing testimony before the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Financial Industry Regulatory Authority, and other self-regulatory organization, any other federal or state regulatory authority, or investigatory organization, about this Letter Agreement or its underlying facts and circumstances or any actual or potential violations of laws or regulations or from otherwise making disclosures protected under whistleblower provisions of federal law or regulation.

13.
You acknowledge and agree that any payments or benefits provided to you under the terms of this Letter Agreement do not constitute an admission by the Company that it has violated any law or legal obligation with respect to any aspect of your employment or separation therefrom.

14.
Except as provided in Paragraphs 8, 10 and 12 above, upon service on you, or anyone acting on your behalf, of any order or other legal process requiring you to divulge information prohibited from disclosure under this Letter Agreement, you shall promptly notify Greenhill’s Chief Executive Officer by e-mail and by hand delivery or overnight mail of such service and of the content of any testimony or information to be provided pursuant to such order or process and will reasonably cooperate with the Company at its sole expense if the Company shall contest or seek to quash such order or other legal process.

15.
You agree to make yourself reasonably available to the Company in any pending or future governmental or regulatory investigation, civil or administrative proceeding, or arbitration, including any internal investigations related thereto, subject to any privileges that you may have and to your other personal and business commitments. In the event that you seek legal representation in connection with any matter encompassed by this paragraph 15, the Company will provide such representation, unless the matter presents a conflict of interest between you and the Company. Under those circumstances, the Company agrees to reasonably cooperate with you in selecting separate legal counsel to represent you individually, and further agrees to reimburse you for all reasonable costs and expenses necessarily incurred by you in connection with said matter.

16.
The Company will pay all fees and expenses of your counsel, Liddle & Robinson, L.L.P., incurred by you in connection with this agreement and your separation from the Company up to a maximum of $15,000.

17.
The Company will continue to indemnify you and hold you harmless to the fullest extent permitted by law in accordance with the Certificate of Incorporation and By-laws of the Company and Delaware law. Subject to paragraph 15, this obligation includes the payment and advancement of all legal fees and costs to the fullest extent permitted by law.

18.
It is mutually understood and agreed that this Letter Agreement constitutes the entire understanding between you and the Company relating to the subject matter of this Letter Agreement and that no one at the Company has made any oral or written promises to you that are not fully and accurately set forth in this Letter Agreement.

19.
This Letter Agreement will be interpreted in accordance with the laws of the State of New York (without regard for the conflicts of laws principles thereof). In the event of your death, all amounts payable to you hereunder shall be paid to your estate.

20.
If, at any time after the Effective Date of this Letter Agreement, any provision of this Letter Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Letter Agreement.

21.
By signing this Letter Agreement, you acknowledge that you have had the opportunity to review this Letter Agreement and that you voluntarily agree with such terms. You are hereby advised to discuss this Letter Agreement with an attorney of your choice. You fully understand that by signing this Letter Agreement you are giving up certain rights which you may have to sue or assert a claim against the Company. You also acknowledge that you have not been forced or pressured in any manner whatsoever to sign this Letter Agreement, and you agree to all of the terms of this Letter Agreement voluntarily. You further acknowledge that you have been given twenty one (21) days from the date of receipt of this Letter Agreement to consider all of the provisions of this Letter Agreement although you may sign it sooner if you so desire.

22.
You shall have seven (7) days from the date of your execution of this Letter Agreement to revoke this Letter Agreement, including the release given under Paragraph 12 above with respect to all claims referred to therein (including but not limited to any and all claims under the ADEA) and this Letter Agreement will not become effective or enforceable until that seven-day period has expired without a revocation by you (the “Effective Date”). To revoke this Letter Agreement, please deliver to Greenhill's Chief Executive Officer a writing requesting revocation. The writing must be physically received by Greenhill’s Chief Executive Officer within seven (7) calendar days of the date of your signature on this Letter Agreement in order to be effective. If you revoke this Letter Agreement within such period, you will be deemed not to have accepted the terms of this Letter Agreement, including but not limited to any agreement or action required of the Company by any provision of this Letter Agreement.

If this Letter Agreement is acceptable to you, please sign the enclosed copy of it and return it to us no later than November 14, 2016.

Very truly yours, GREENHILL & CO., INC. By: /s/ Scott L. Bok Scott L. Bok Chief Executive Officer

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS LETTER AGREEMENT, HAVE HAD ADEQUATE TIME TO CONSIDER AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. I FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS LETTER AGREEMENT, AND THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS LETTER AGREEMENT.

Agreed and accepted on this 24th day of October, 2016. /s/ Patricia Moran Patricia Moran

EXHIBIT A - RELEASE (SAMPLE ONLY)
____ __, 2017
Ms. Patricia Moran
[Address]

Dear Pat,
Reference is made to the Letter Agreement dated October __, 2016, between you and Greenhill & Co., Inc. (“Greenhill”) (Greenhill and its affiliates, all their direct and indirect subsidiaries, and all their successors, past, current or future shareholders, directors, Managing Directors, Directors, officers, and employees, and anyone else connected with them is “us”, “we” or the “Company”). In connection with that Letter Agreement, you agreed to deliver this waiver and release of claims (“Release”) as a condition to your receipt of consideration under Paragraph 4 of the Letter Agreement. For purposes of this Release, “you” shall include your heirs, executors, administrators, attorneys, representatives, successors and assigns.

23.
In exchange for the consideration set forth in Paragraph 4 of the Letter Agreement, you release and waive all claims, causes of action or the like that you had, now have or may in the future have against the Company, as defined in Paragraph 10 of the Letter Agreement, as of the date of your execution of this Release whether now known or unknown, in respect to all matters relating to your employment with the Company, separation from employment with the Company, or treatment of you by the Company while in the Company’s employ, including all claims related to severance, notice of termination, the payment of salary and/or incentive performance bonus, commissions or any other compensation (whether pursuant to any employment agreement, compensation, equity, or profit participation plan of whatever kind or description, except as provided in the Letter Agreement or this Release, or otherwise), and all claims arising under the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 as amended, the New York State Human Rights Law, the New York Labor Law, the New York City Human Rights Law, federal or state whistleblower laws to the maximum extent permitted by law, or any other federal, state or local statute or ordinance, and you further release and waive any other claim or cause of action recognized in law or equity which you had or now have against the Company arising out of conduct, acts or omissions of the Company occurring as of immediately prior to your execution of this Release. Should you institute any cause of action or arbitration with regard to your employment, treatment by the Company during your employment, termination of employment, compensation or incentive performance bonus or any other claim or cause of action against the Company recognized in law or equity arising out of conduct, acts or omissions of the Company occurring as of immediately prior to your execution of this Release, in any federal, state or local judicial forum or in an arbitration under any industry regulatory entity or should this release and waiver be unenforceable as a result of any action by you, the Company shall be entitled to cease making any payments and providing any benefits due hereunder and to recover from you the full value of any payments provided to you under Section 4 of the Letter Agreement. By executing this Release, you agree that this release shall discharge the Company to the maximum extent permitted by law.

Notwithstanding the foregoing, this Release does not waive rights or claims that may arise after the date this Release is executed by you, including but not limited to rights or claims regarding the enforcement of the terms of this Release or any of the benefits, terms and payments set forth in the Letter Agreement. In addition, while you understand that this Release does not affect your right to file a charge with or participate as a witness in an investigation or proceeding conducted by the EEOC or any similar state or local agency responsible for enforcing equal employment opportunity laws, by accepting the terms provided herein and the consideration provided to you as a result, you give up any right to receive any relief whatsoever, including but not limited to financial benefit or monetary recovery, from any lawsuit or settlement related to such rights and claims as you now give up, whether the lawsuit is filed or the settlement reached by the EEOC, another similar state or local agency responsible for enforcing equal employment opportunity laws, or anyone else.

Notwithstanding the foregoing release, if the Company withholds any payments owed to you pursuant to this Release, we agree that any amounts due will be considered wages pursuant to the New York Labor Law and that you shall be entitled to all rights and remedies set forth therein including, but not limited to, those contained within New York Labor Law §198. Before pursuing an action to recover such payments and the attendant remedies available under the New York Labor Law, you will be obligated to provide the Company with 10 days of notice of the missed payment and an opportunity to cure within 3 business days.
In exchange for the above release, the Company, as defined in Paragraph 10 of the Letter Agreement, releases and waives all claims, causes of action or the like that it had, now has or may in the future have against you, as of the date of your execution of this Release whether now known or unknown, in respect to all matters relating to your employment with the Company, performance of your duties while employed by the Company, or separation from employment with the Company to the fullest extent permitted by law.
Nothing set forth in this Release shall be interpreted to prohibit or restrict you or the Company from, without prior notice to the other, initiating communications directly with or responding to any inquiry from or providing testimony before the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Financial Industry Regulatory Authority, and other self-regulatory organization, any other federal or state regulatory authority, or investigatory organization, about this Release or its underlying facts and circumstances or any actual or potential violations of laws or regulations or from otherwise making disclosures protected under whistleblower provisions of federal law or regulation.

2.
Except as disclosed by the Company in its public filings or disclosures, you will not disclose the terms of this Release other than to your spouse, immediate family, domestic partner, attorney, financial advisor, accountant, or other professional advisor provided that all such individuals are informed of this Release and agree to be bound by it, or as necessary to enforce your rights under this Release. However, nothing set forth in this Release shall be interpreted to prohibit or restrict you from, without prior notice to the Company, initiating communications directly with or responding to any inquiry from or providing testimony before the Securities and Exchange Commission, the Occupational Safety

and Health Administration, the Financial Industry Regulatory Authority, and other self-regulatory organization, any other federal or state regulatory authority, or investigatory organization, about this Release or its underlying facts and circumstances or any actual or potential violations of laws or regulations or from otherwise making disclosures protected under whistleblower provisions of federal law or regulation or from disclosing information in confidence to an attorney for the purpose of obtaining legal advice.

3.
Without waiver of any other remedies available in law or equity, in the event that the Company determines you have materially breached any of the provisions of Paragraph 2 of this Release, we will immediately cease the payments provided in Paragraph 4 of the Letter Agreement. You acknowledge and agree that, in the event of such a breach by you, the Company shall be entitled to appropriate injunctive relief and other remedies available at law.

4.
You acknowledge and agree that any payments or benefits provided to you under the terms of this Release do not constitute an admission by the Company that it has violated any law or legal obligation with respect to any aspect of your employment or separation therefrom.

5.
It is mutually understood and agreed that this Release constitutes the entire understanding between you and the Company relating to the subject matter of this Release and that no one at the Company has made any oral or written promises to you that are not fully and accurately set forth in this Release.

6.
This Release will be interpreted in accordance with the laws of the State of New York (without regard for the conflicts of laws principles thereof). In the event of your death, all amounts payable to you hereunder shall be paid to your estate.

7.
If, at any time after the Effective Date of this Release, any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Release.

8.
By signing this Release, you acknowledge that you have had the opportunity to review this Release and that you voluntarily agree with such terms. You are hereby advised to discuss this Release with an attorney of your choice. You fully understand that by signing this Release you are giving up certain rights which you may have to sue or assert a claim against the Company. You also acknowledge that you have not been forced or pressured in any manner whatsoever to sign this Release, and you agree to all of the terms of this Release voluntarily. You further acknowledge that you have been given twenty one (21) days from the date of receipt of this Release to consider all of the provisions of this Release although you may sign it sooner if you so desire.

9.
You shall have seven (7) days from the date of your execution of this Release to revoke this Release, including the release given under Paragraph 1 above with respect to all claims referred to therein (including but not limited to any and all claims under the ADEA) and this Release will not become effective or enforceable until that seven-day period has expired without a revocation by you (the “Effective Date”). To revoke this Release, please deliver to Greenhill's Chief Executive Officer a writing requesting revocation. The writing must be physically received by Greenhill's Chief Executive Officer within seven (7) calendar days of the date of your signature on this Release in order to be effective. If you revoke this Release within such period, you will be deemed not to have accepted the terms of this Release, including but not limited to any agreement or action required of the Company by any provision of this Release.

If this Release is acceptable to you, please sign the enclosed copy of it and return it to us no later than May [ ], 2017

Very truly yours, GREENHILL & CO., INC. By: Scott L. Bok Chief Executive Officer

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS RELEASE, HAVE HAD ADEQUATE TIME TO CONSIDER AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE. I FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS RELEASE, AND THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS RELEASE.

Agreed and accepted on this ___ day of ___________, 2017 Patricia Moran